SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 29, 2002

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     Thomas J. Graf resigned from the Board of Directors of Coventry Health Care, Inc. (the “Registrant”) for personal reasons, effective August 29, 2002. Mr. Graf was appointed to the Board of Directors by Principal Financial Group, Inc. (“The Principal”) in April 1998, in connection with the merger of the Registrant with a subsidiary of The Principal and The Principal’s acquisition of 40% of the Registrant’s common stock. In February 2002, the Registrant completed a secondary offering of 8,050,000 shares of its common stock owned by The Principal and repurchased The Principal’s remaining 7.1 million shares of the Registrant’s common stock and a warrant owned by The Principal exercisable for 3.1 million shares of the Registrant’s common stock. The Principal no longer owns any shares of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c)	Exhibits

	Exhibit No.	Description of Exhibit

	17	Resignation Letter of Thomas J. Graf dated August 29, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Dale B. Wolf

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: September 11, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

17	Resignation Letter of Thomas J. Graf dated August 29, 2002